UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): February 27, 2012 (February 24, 2012)

Lone Star Gold, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, NM 87110

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2012, Daniel M. Ferris, the sole director of Lone Star Gold, Inc., a Nevada corporation (the “Company”), acting by written consent, approved Amended and Restated Bylaws of the Company. The Amended and Restated Bylaws amend and restate in their entirety those certain Bylaws of the Company, dated as of December 12, 2007, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 dated May 28, 2009, Commission File No. 333-159561 (the “Original Bylaws”).

The Amended and Restated Bylaws amended the Original Bylaws as follows:

1.	To reflect the change in the Company’s name from Keyser Resources, Inc. to Lone Star Gold, Inc.;
2.	To change the date of the annual meeting from December 12 of each year to such date and time as may be set by the board of directors of the Company (the “Board”);
3.	To change the quorum requirement at all meetings of the stockholders from three percent (3%) to a majority of the voting power of the Company;
4.	To change the required vote necessary to elect members of the Board to a plurality of the votes cast at the election;
5.	To change the required vote to decide any other matters brought before a meeting of the stockholders at which a quorum is present from three percent (3%) to a majority of the voting power of the Company; and
6.	To change the maximum number of directors that may constitute the Board from fifteen (15) to seven (7).

The Amended and Restated Bylaws were approved, in part, to conform the terms of the Original Bylaws more closely to the requirements of Nevada law and publicly traded companies in general.

Item 9.01 Exhibits.

3.4 Text of the Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012	LONE STAR GOLD, INC.

	By:	/s/ Daniel M. Ferris
President, Treasurer and Secretary